Exhibit 10.1

                                LETTER AGREEMENT

         This Letter Agreement (this "AGREEMENT") is entered into as of the ___ day of February, 2005 by and among Onstream Media Corporation, a Florida corporation formerly known as Visual Data Corporation (the "Company"), and each of the holders (each a "HOLDER" and collectively, the "HOLDERS") set forth on Exhibit A attached hereto and incorporated herein by such reference.

                                R E C I T A L S

         WHEREAS, each of the Holders is a holder of an Additional Investment Right issued by the Company dated December 15, 2004 (each an "ADDITIONAL INVESTMENT RIGHT" and collectively, the "ADDITIONAL INVESTMENT RIGHTS"); and

         WHEREAS, each Holder wishes to (i) exercise their Additional Investment Rights in the amounts set forth opposite their respective names on Exhibit A or
(ii) transfer their respective Additional Investment Rights to certain third parties, in either case as each has indicated on the form attached hereto as Exhibit B (the "ELECTION FORM") and incorporated herein by such reference which has been delivered to the Company; and

         WHEREAS, as consideration for such exercise or transfer, the Company is willing to issue to each Holder certain Additional Warrants as described herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each Holder severally and jointly agree as follows.


In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in that certain Securities Purchase Agreement (the "ORIGINAL PURCHASE AGREEMENT"), dated as of June 8, 2004, by and among the Company and the Purchasers identified therein, together with their successors and assigns (the "PURCHASERS" and together with the Company, the "PARTIES"), as amended by (i) that certain First Amendment to Securities Purchase Agreement (the "FIRST AMENDMENT") and (ii) that certain Addendum to Securities Purchase Agreement (the "ADDENDUM" and collectively with the Original Purchase Agreement and the First Amendment, the "SECURITIES PURCHASE AGREEMENT") each dated as of October 15, 2004 by and among the Parties.

                                    SECTION 1

                   EXERCISE OF THE ADDITIONAL INVESTMENT RIGHT

THIS SECTION IS APPLICABLE ONLY TO THOSE HOLDERS WHO HAVE INDICATED THEIR IMMEDIATE EXERCISE OF THEIR ADDITIONAL INVESTMENT RIGHTS BY CHECKING THE APPROPRIATE BOX ON THE ELECTION FORM (EACH AN "EXERCISING HOLDER" AND COLLECTIVELY, THE "EXERCISING HOLDERS") .

1.1. On the date hereof (for purposes of this Section 1, the "EXERCISE DATE"), each Exercising Holder will deliver to the Company an Exercise Notice and the applicable Exercise Price pursuant to the provisions of Paragraph 4(b) of its Additional Investment Right.

1.2 On the Exercise Date and concurrently with the exercise by each Exercising Holder's of its Additional Investment Right, pursuant to the provisions of
Section 1.1 hereof, the Company will grant to the Holder an additional warrant (each an "ADDITIONAL WARRANT" and collectively, the "ADDITIONAL WARRANTS") in substantially the form attached hereto as Exhibit C and incorporated herein by such reference, and as further described in Section 3 hereof.

1.3 On or prior to the third Trading Day following the Exercise Date, the Company will deliver to each Exercising Holder (i) the Additional Notes and Additional Investment Right Warrants required to be delivered to such Holder pursuant to the provisions of Paragraph 5(a) of its Additional Investment Right, together with such legal opinions, certificates and other documents as may be required in such section and (ii) the Additional Warrant granted to such Exercising Holder on the Exercise Date.

1.4 The Company will include the shares of its common stock underlying the Additional Notes, Additional Investment Right Warrants, Additional Warrants issued to the Exercising Holders and any warrants issuable upon exercise of the Additional Warrants in a registration statement on Form S-3 to be filed by the Company with the Commission as soon as practicable following the date of this Agreement, which such registration statement will be filed in accordance with, and subject to, the terms and conditions set forth in Article VI of the Securities Purchase Agreement, including the liquidated damages provision set forth in Section 6.1(d) of the Securities Purchase Agreement.

                                    SECTION 2

                    TRANSFER OF ADDITIONAL INVESTMENT RIGHTS

THIS SECTION IS APPLICABLE ONLY TO THOSE HOLDERS WHO HAVE INDICATED THEIR TRANSFER OF THEIR ADDITIONAL INVESTMENT RIGHTS BY CHECKING THE APPROPRIATE BOX ON THE ELECTION FORM (EACH A "TRANSFERRING HOLDER" AND COLLECTIVELY, THE "TRANSFERRING HOLDERS").

2.1 On the date hereof (for purposes of this Section 2, the "TRANSFER DATE") and in accordance with Paragraph 3 of the Additional Investment Rights, each Transferring Holder will transfer such Holder's Additional Investment Right in full to the individual or entity named on the Form of Assignment (in substantially the form attached to the Additional Investment Right) delivered by the Holder to the Company contemporaneously herewith. Upon such transfer, the Holder shall have no further right, title or interest in or to such Holder's Additional Investment Right.

2.2 On the Transfer Date and concurrently with the transfer by each Transferring Holder's of its Additional Investment Right, pursuant to the provisions of
Section 2.1 hereof, the Company will grant to the Holder an Additional Warrant.

2.3 On or prior to the third Trading Day following the Transfer Date, the Company will deliver to each Tranferring Holder the Additional Warrant granted to such Tranferring Holder on the Transfer Date.

2.4 The Company will include the shares of its common stock underlying the Additional Warrants issuable to the Transferring Holders and any warrants issuable upon exercise of the Additional Warrants issued to the Transferring Holders in a registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission as soon as practicable following the date of this Agreement, which such registration statement will be filed in accordance with, and subject to, the terms and conditions set forth in Article VI of the Securities Purchase Agreement, including the liquidated damages provision set forth in Section 6.1(d) of the Securities Purchase Agreement.

                                    SECTION 3

                               ADDITIONAL WARRANTS

THIS SECTION IS APPLICABLE TO EXERCISING HOLDERS AND TRANSFERRING HOLDERS. HOLDERS OTHER THAN EXERCISING HOLDERS AND TRANSFERRING HOLDERS ARE NOT ENTITLED TO ANY ADDITIONAL WARRANTS.

3.1 In accordance with the provisions of Section 1 and Section 2 above, as applicable, each Exercising Holder and Transferring Holder (together the "ADDITIONAL WARRANT HOLDERS") will be issued an Additional Warrant to purchase up to the number of shares of the Company's common stock set forth on Exhibit A at the exercise price of $1.00 per share. The Additional Warrant will be exercisable commencing on the Shareholder Approval Date (as hereinafter defined) and ending one (1) year from the Shareholder Approval Date.

3.2 Upon exercise of the Additional Warrant, the holder thereof will be issued a warrant to purchase up to the number of shares of common stock set forth on Exhibit A at an exercise price of $1.65 per share (the "ADDITIONAL $1.65 WARRANT"). The Additional $1.65 Warrant will be exercisable for a five (5) year period commencing on the issuance date thereof.

3.3 The Company shall seek, and use its best efforts to obtain as soon as possible but in no event later than 90 days following the date hereof or 120 days in the event the proxy materials shall be reviewed by the Commission shareholder approval of the issuance of the shares of common stock underlying the Additional Warrants and the Additional $1.65 Warrants (the "Additional Warrants Proposal"), which approval shall meet the requirements of Nasdaq's Rule 4350(i) of Nasdaq set forth in the NASD Manual (the "SHAREHOLDER APPROVAL DATE").

3.4 As soon as practicable following the date of this Agreement, but in no event less than 30 days following the date of this Agreement, the Company shall prepare and file with the Commission proxy materials calling a special meeting (the "SPECIAL MEETING") of its shareholders seeking approval of the Additional Warrants Proposal. The Company shall use its reasonable best efforts to cause such proxy materials to reach the "no further comment" stage as soon as possible (the "CLEARANCE DATE") and to hold the Special Meeting as soon as possible following the Clearance Date, but in no event later than 45 days following the Clearance Date.

3.5 The Board of Directors shall recommend approval thereof by the Company's shareholders. The Company shall mail and distribute its proxy materials for the Special Meeting to its shareholders at least 30 days prior to the date of the Special Meeting and shall actively solicit proxies to vote for the Additional Warrants Proposal. The Company shall provide the Additional Warrant Holders an opportunity to review and comment on such proxy materials by providing (which may be by e-mail) copies of such proxy materials and any revised preliminary proxy materials to the Additional Warrant Holders at least three (3) days prior to their filing with the Commission. The Company shall provide the Additional Warrant Holders (which may be by e-mail) copies of all correspondence from or to the Commission or its staff concerning the proxy materials for the Special Meeting promptly after the same is sent or received by the Company and summaries of any comments of the Commission's staff which the Company receives orally promptly after receiving such oral comments. The Company shall (i) furnish to the Additional Warrant Holders and their Counsel (which may be by e-mail) a copy of its definitive proxy materials for the Special Meeting and any amendments or supplements thereto promptly after the same are first used, mailed to shareholders or filed with the Commission, (ii) inform the Additional Warrant Holders of the progress of solicitation of proxies for such meeting and (iii) inform the Additional Warrant Holders of any adjournment of the Special Meeting and shall report the result of the vote of shareholders on the Additional Warrants Proposal at the conclusion of the Special Meeting.

3.6 If for any reason the Additional Warrants Proposal is not approved at the Special Meeting, the Company will take such additional acts or actions as are necessary to hold an additional Special Meeting to consider the Additional Warrants Proposal and in conjunction therewith shall hire a nationally recognized proxy solicitation firm, selected by the Additional Warrant Holders which is reasonably satisfactory to the Company, to assist it in obtaining the necessary shareholder votes to approve the Additional Warrants Proposal. The Company shall bear all costs and expenses of the preparation and filing of any and all proxy materials and Special Meetings, including but not limited to the costs and expenses of the proxy solicitation firm if needed.

                                    SECTION 4

                   THIS SECTION IS APPLICABLE TO ALL HOLDERS.

4.1 By its execution and delivery of this Agreement, each Holder hereby consents to a modification in the exercise period of the Additional Investment Right as set forth therein to provide that such right is immediately exercisable and not conditioned upon the prior effectiveness of the registration statement registering the underlying shares as provided in the Securities Purchase Agreement.

4.2 By execution and delivery of this Agreement, each Holder hereby agrees that no adjustment in the number of shares issuable upon exercise of the Warrants or exercise price of the Warrants shall be made as a result of the exercise of the Additional Investment Rights or the issuance of the Additional Warrants in connection with this Agreement; provided that this provision shall not be considered a waiver of the adjustment of the exercise price and number of shares issuable upon exercise of the Warrants in respect of any Subsequent Placement occurring at any time after the date hereof.

4.3 By execution and delivery of this Agreement, each Holder hereby consents to a modification in the definition of Filing Date as set forth in the Securities Purchase Agreement to mean the 60th day following the Closing Date, and upon such modification waives any cash as partial liquidated damages to which such Holder may be entitled pursuant to the provisions of Section 6.1(d) of the Securities Purchase Agreement; provided that the waiver contained in this
Section 4.3 shall not apply to any cash as partial liquidated damages to which such Holder may be entitled in the event the Company shall fail to file the Registration Statement on or prior to the 60th day following the Closing Date.

4.4 By execution and delivery of this Agreement, each Holder hereby (a) agrees that the definition of "Underlying Shares" set forth in Section 1.1 of the Securities Purchase Agreement shall be deleted in its entirety and replaced by the following:

         ""Underlying Shares" means the shares of Common Stock issuable (i) upon conversion of the Initial Notes, (ii) upon exercise of the Warrants,
         (iii) upon conversion of the Additional Notes issued upon exercise of the Additional Investment Rights, (iv) upon exercise of the Additional Investment Right Warrants issued upon exercise of the Additional Investment Rights, (v) upon exercise of the Additional Warrants (for purposes of this definition, the "ADDITIONAL WARRANTS") issued in connection with the Letter Agreement dated as of February __, 2005 (for purposes of this definition, the "LETTER AGREEMENT"), (vi) upon exercise of the Additional $1.65 Warrants (as such term is defined in the Letter Agreement) issued upon exercise of the Additional Warrants,
         (vii) upon exercise of the Broker-Dealer Warrants (as such term is defined in the Letter Agreement) and (viii) in satisfaction of any other obligation of the Company to issue shares of Common Stock pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities."

and (b) consents to the inclusion of all of the Underlying Shares, including the shares of the Company's common stock underlying the Additional Warrants, the Additional $1.65 Warrants and the Broker-Dealer Warrants (as hereinafter defined) in the registration statement to be filed with the Commission as soon as practicable following the date of this Agreement, which such registration statement will be filed in accordance with, and subject to, the terms and conditions set forth in Article VI of the Securities Purchase Agreement, including the liquidated damages provision set forth in Section 6.1(d) of the Securities Purchase Agreement as amended in the Letter Agreement.

4.5 By execution and delivery of this Agreement, each Holder hereby consents to the issuance by the Company of common stock purchase warrants to purchase up to 10% of the common stock underlying the Additional Investment Rights that will be exercised in accordance with Section 1 hereof to certain NASD-member broker dealers in connection herewith (the "BROKER-DEALER WARRANTS") which such Broker-Dealer Warrants shall have an exercise price of $1.65 per share and a term of five (5) years.

4.6 By execution and delivery of this Agreement, each Holder hereby waives
Section 4.6 of the Securities Purchase Agreement in respect of the transactions contemplated by this Agreement; provided however that notwithstanding the foregoing, other than the offer of Additional Warrants, Additional $1.65 Warrants and Broker-Dealer Warrants contemplated by this Agreement, any other Subsequent Placement which may be offered by the Company to any Holder or any holder of Broker-Dealer Warrants shall be subject to the provisions of Section
4.6 of the Securities Purchase Agreement.

4.7 By execution and delivery of this Agreement, each Holder hereby consents to the Company filing articles of amendment to its Articles of Incorporation increasing the number of authorized shares of the Company's Series A-10 Convertible Preferred Stock from 500,000 shares to 700,000 shares to provide for the possible issuance of shares of Series A-10 Convertible Preferred Stock as dividends on the Series A-10 Convertible Preferred Stock presently outstanding in accordance with the designations, rights and preferences of such security.

4.8 By execution and delivery of this Agreement, each Holder hereby (a) agrees that the Section 4.10(a) of the Securities Purchase Agreement shall be deleted in its entirety and replaced by the following:

         "At any time after the date of this Agreement, neither the Company nor any Subsidiary of the Company shall incur any indebtedness, liability or obligation that is senior to the Notes or pari passu with the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise; provided, however, that notwithstanding the foregoing, the Company may incur indebtedness senior to the Notes in an amount not to exceed $1,500,000 solely for the purpose of financing, leasing or otherwise (or refinancing or renewal thereof) acquiring equipment and/or software to be used in the business provided that (i) such indebtedness shall only be secured by a Lien on the Collateral for which such indebtedness was incurred and shall not extend to Collateral other than the property constituting security therefor and (ii) the Company hereby agrees that it shall not make a distribution of Common Stock or other forms of equity of the Company to any lender providing such financing."

                                    SECTION 5

                                  MISCELLANEOUS

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as described in the Securities Purchase Agreement.

5.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Holders or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either part to exercise any right hereunder in any manner impair the exercise of any such right.

5.3 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders.

5.5 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.6 Governing Law; Venue; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in The City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.6 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

5.7 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.8 Independent Nature of Holders' Obligations and Rights. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. The decision of each Holder pursuant to this Agreement has been made by such Holder independently of any other Holder and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Holder or by any agent or employee of any other Holder, and no Holder or any of its agents or employees shall have any liability to any other Holder (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. The Company hereby confirms that it understands and agrees that the Holders are not acting as a "group" as that term is used in Section 13(d) of the Securities Exchange Act of 1934. Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with making its investment hereunder and that no other Holder will be acting as agent of such Holder in connection with monitoring its investment hereunder. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder represents that it has been represented by its own separate legal counsel in its review and negotiations of this Agreement and that Proskauer Rose LLP represents only Vertical Ventures, LLC in connection with this Agreement.

5.9 Fees and Expenses. On or prior to the date of this Agreement, the Company shall pay to Vertical Ventures, LLC an aggregate of $10,000 for their legal fees and expenses incurred in connection with the preparation and negotiation of this Agreement, of which $10,000 has been previously paid by the Company to Vertical Ventures, LLC. Except as expressly set forth in herein to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities, including the Additional Warrants, Additional $1.65 Warrants and the Broker-Dealer Warrants.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized signatories as of the date first above written.

                                The Company:

                                ONSTREAM MEDIA CORPORATION

                                By: /s/ Randy S. Selman
                                    Randy S. Selman, President

                                The Holders:

                                Alpha Capital, AG

                                By: ______________________
                                Its: ______________________


                                --------------------------
                                Neil Berman

                                Fennmore Holdings LLC

                                By: ______________________
                                Its: ______________________

                                Omicron Master Trust

                                By: ______________________
                                Its: ______________________

                                TCMP3 Partners LLP

                                By: ______________________
                                Its: ______________________

                                Whalehaven Fund Limited

                                By: ______________________
                                Its: ______________________

                                Stonestreet LP

                                By: ______________________
                                Its: ______________________

                                DKR Soundshore Strategic
                                Holding Fund Ltd.

                                By: ______________________
                                Its: ______________________

                                DKR Soundshore Oasis
                                Holding Fund Ltd.

                                By: ______________________
                                Its: ______________________

                                Vertical Ventures, LLC

                                By: ______________________
                                Its: ______________________

                                BL Cubed, LLC

                                By: ______________________
                                Its: ______________________


                                ------------------------
                                Neil H. Jones


                                ------------------------
                                Richard Belz


                                ------------------------
                                Thomas Laundrie


                                -------------------------
                                Gary Purcell


                                Trinity Financing Investments Corp.

                                By: ______________________
                                Its: ______________________

                                -------------------------
                                Eric Jacobs


                                --------------------------
                                Martin Hodas



                                --------------------------
                                Frederick DeLuca

                                    Exhibit A

                                                                                                                Additional Warrants
Name of Holder                                     Additional Investment Right      # of $1.00 Warrant          # of $1.65 Warrants
--------------                                     ---------------------------      ------------------          -------------------
Alpha Capital AG                                   $250,000                         250,000                         125,000
Neil Berman                                        $150,000                         150,000                          75,000
Fennmore Holdings LLC                              $450,000                         450,000                         225,000
Omicron Master Trust                               $175,000                         175,000                          87,500
TCMP3 Partners LLP                                 $ 50,000                          50,000                          25,000
Whalehaven Fund Limited                            $ 50,000                          50,000                          25,000
Stonestreet LP                                     $100,000                         100,000                          50,000
DKR Soundshore Strategic Holding Fund Ltd.         $ 60,000                          60,000                          30,000
DKR Soundshore Oasis Holding Fund Ltd.             $240,000                         240,000                         120,000
Vertical Ventures, LLC                             $112,500                         112,500                          56,250
BL Cubed, LLC                                      $125,000                         125,000                          62,500
Neil H. Jones                                      $ 50,000                          50,000                          25,000
Richard Belz                                       $ 25,000                          25,000                          12,500
Thomas Laundrie                                    $ 12,500                          12,500                           6,250
Gary Purcell                                       $ 25,000                          25,000                          12,500
Trinity Financing Investments Corp.                $ 50,000                          50,000                          25,000
Eric Jacobs                                        $ 25,000                          25,000                          12,500
Martin Hodas                                       $ 25,000                          25,000                          12,500
Frederick DeLuca                                   $200,000                         200,000                         100,000

                                    Exhibit B

                    FORM OF ELECTION OF EXERCISE OR TRANSFER


PLEASE CHECK THE APPROPRIATE BOX:

[ ] I wish to immediately exercise my Additional Investment Right in the amount set forth on Exhibit A opposite my name (the "Holder's Additional Investment Right"). In conjunction with my exercise, the Company will issue me Additional Warrants as described Section 1.1 hereof.

[ ] I wish to transfer my Holder's Additional Investment Right pursuant to the provisions of Paragraph 12(a) of the Additional Investment Right. In conjunction with my transfer, the Company will issue me Additional Warrants as described
Section 2 hereof. A copy of the Form of Assignment is attached hereto.

[ ] I do not wish to exercise my Additional Investment Right. I understand that I will not be entitled to any Additional Warrants.


                                     HOLDER:


                                     By:  ______________________________
                                          Name: